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                                                                    EXHIBIT 23.1

                            CONSENT OF ERNST & YOUNG

                       INDEPENDENT CHARTERED ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 6, 1998, in the Registration Statement (Form F-1) and related Prospectus of CliniChem Development Inc. for the registration of Class A Common Shares.

/s/ ERNST & YOUNG
Ernst & Young

Montreal, Canada

June 10, 1998